FIRST AMENDMENT TO INVESTORS’ RIGHTS AGREEMENT

This is the First Amendment to an Investors’ Rights Agreement (the “IRA”) dated August 10, 2011 by and among CMSF Corp. (a/k/a Plures Technologies, Inc.; the “Company”) and RENN Universal Growth Investment Trust PLC and RENN Global Entrepreneurs Fund, Inc. (the “RENN Funds”).

WHEREAS, the IRA was entered into by the RENN Funds on behalf of themselves and for the benefit of the other then stockholders of the Company;

WHEREAS, the Company and the RENN Funds desire to amend the IRA.

               WHEREAS, Section 3.7 of the Agreement provides that Section 1 of the Agreement may be amended by the Company and the holders of a majority of the Registrable Securities then outstanding; and

WHEREAS, the RENN Funds collectively hold a majority of the Registrable Securities currently outstanding.

NOW, THEREFORE, it is agreed as follows:

1.   Hercules Technology Growth Capital, Inc.  The benefit of the IRA shall be extended to the common stock of the Company that may be issued upon exercise by Hercules Technology Growth Capital, Inc. (“Hercules”) of a certain warrant held by it (the “Warrant”) to purchase shares of Series A Preferred Stock of the Company (“Series A Preferred Stock”) and conversion of the Series A Preferred Stock thereby acquired.  Without limiting the foregoing, (i) for the purposes of Section 1 of the IRA, Hercules shall be deemed a “Preferred Stock Investor”,  (ii) for all purposes under the IRA, the shares of Series A Preferred Stock issuable upon exercise of the Warrant shall be deemed “Preferred Stock” and Hercules shall be entitled to liquidated damages, if applicable, pursuant to Section 1.11 of the IRA as modified by Section 3 below.

2.   Filing of Registration Statement.  The Initial Shelf Registration Statement, as such term is defined in the IRA, shall be filed within 60 days from the date of this Agreement.

3.   Failure to File Registration Statement and Other Events.  Without limiting the foregoing, Hercules shall be entitled to the benefits of Section 1.11 of the IRA modified as follows:  (i) in determining whether Hercules is entitled to liquidated damages under Section 1.11, the “Filing Date”, as such term is defined in the IRA, shall be the 60th day from the date of this Agreement, (ii) Hercules’ “initial investment in the Preferred Stock”, as such term is used in the IRA, shall be deemed to be the aggregate number of shares of Series A Preferred Stock for which the Warrant is exercisable and (iii) if the Warrant has not been exercised at any time when liquidated damages are due, such damages shall accrue and be payable upon the exercise of the Warrant and on a pro rated basis if the Warrant is not exercised in full.

4.   Full Force and Effect.  Except as set forth herein, the IRA shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the 8th day of May, 2013.

PLURES TECHNOLOGIES, INC.

By:         /s/

RENN UNIVERSAL GROWTH
INVESTMENT TRUST PLC

By:         /s/

RENN GLOBAL ENTREPRENEURS
FUND, INC.

By:         /s/